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                                                                 EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made and entered into as of this 16th day of May, 1999 by and between Finantra Capital, Inc., a Delaware corporation (the "Company") and Charles Litt ("Employees").

                              W I T N E S S E T H :

         WHEREAS, Employee is experienced in the development and operation of a business engaged in specialty financing including but not limited to factoring, leasing and mortgage lending, and

         WHEREAS, the Company desires to retain, engage and employ Employee and Employee desires to be so retained, engaged and employed by the Company in the capacity of President upon the terms and conditions set forth in this Agreement, and

         WHEREAS, Employee by reason of the nature of Employee's duties and responsibilities will be provided access to the Company's confidential and proprietary information which the Company and its parent, Finantra Capital, Inc. desire to maintain confidential.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. The above and foregoing recitals are true and correct and are incorporated herein.

         2. RELATIONSHIP OF THE PARTIES: The Company hereby employs, hires and engages Employee as its President and the Employee hereby accepts and agrees to such hiring, engagement and employment subject to the supervision and pursuant to the orders, advice and discretion of the

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Company's Board of Directors. The Employee shall also perform such other duties as are customarily performed by one holding such position in other, same or similar businesses as that engaged in by the Employer.

         3. DUTIES: During the term of the Employee's employment, the Employee shall be responsible for the overall management of the Company.

         4. TERM: The term of the Employee's employment shall be for a term of five (5) years commencing on May 17, 1999 and subject to the termination provisions set forth in this Agreement.

         5. COMPENSATION: The Company in consideration of the services performed and to be performed hereunder, will pay to Employee, during the term of Employee's employment under this Agreement, at the Company's regular and customary intervals for payment of compensation to employees, but not less than twice per month, an annual base salary in the sum of $250,000.00.

         6. BENEFITS: The Employee shall be entitled to the following benefits during the period of his employment hereunder.

                  6.1 Employee shall be entitled in accordance with the Company's general policies to participate in health, medical and life insurance programs as well as Director's and Officer's Liability Insurance and any other insurance benefits as are made available from time to time by the Company to other employees or executives. The Company shall pay the Employee's portion of any insurance premium.

                  6.2 During the term of his employment the Employee shall be entitled to reimbursement of all reasonable expenses actually paid or incurred by Employee in the course of and pursuant to the performance of his duties hereunder.

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                  6.3      Employee shall be entitled to four weeks vacation
time annually. Paid vacation shall be prorated in any calendar year during which the Employee is employed under this Agreement for less than an entire year. The Employee shall also be entitled to all paid holidays given by the Company to its executives or employees.

         7. INCENTIVE STOCK OPTION PROGRAM: Employee shall be entitled to participate in the Incentive Stock Option Program of the Company on an annual basis during the term of this agreement as follows:

                  7.1 INITIAL GRANT OF OPTIONS: Upon the execution of this agreement the Employee shall receive 100,000 stock options to purchase the common shares of the Company at an exercise price equal to the Fair Market Value of the share price on the day the option is granted less the maximum allowable discount allowed by law which will not create income to the Employee or expense to the Company.

                  7.2 ANNUAL GRANT OF OPTION: Commencing on December 31, 1999 and the same day of each year thereafter during the term of this agreement, the Employee shall be granted 100,000 stock options at an exercise price equal to those described in Section 7.1 above.

                  7.3 The ISO's shall have a vesting period of six months and an exercise period of 36 months from the date of issuance.

         8. LIVING ACCOMMODATIONS: The Company shall as soon as practical following the commencement of this agreement obtain possession of a furnished apartment acceptable to Employee which can be utilized by the Employee during the term of this agreement of if Employee rents same reimburse Employee. The Company shall be responsible for providing all utilities for the

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accommodations, and shall also provide a vehicle for Employee's transportation.
Prior to securing the apartment the Company shall provide hotel accommodations for the Employee.

         9. DISABILITY: In the event that Employee shall become incapacitated by reason of mental or physical disability during the term of his employment such that he is prevented from performing his principal duties and services hereunder for a period of sixty (60) consecutive days or for shorter periods aggregating ninety (90) days during any twelve (12) month period, the Company thereafter shall have the right to terminate Employee's employment under this Agreement by sending written notice of such termination to Employee or his legal representative and thereupon his employment shall hereunder immediately terminate. Upon such termination Employee shall be entitled to receive and shall be paid by the Company his salary in effect on the date of termination paid at the Company's regular and customary intervals for the payment of salaries for the lesser of six (6) months or the remaining terms of this Agreement and offset by any disability benefits received by the Employee from any source. In addition, during such period, Employee shall continue to receive his benefits described in this Agreement as in effect at the date of termination. Immediately following the expiration of such applicable period the Employee shall no longer be entitled to further Company benefits. The Employee agrees to accept the payments described herein in full discharge and release of the Company of and from any further obligations under this Agreement. Such discharge and release shall not affect any rights or remedies which may be available to Employee or the Company otherwise than under this Agreement.

         10.      TERMINATION:

                  10.1 CAUSE: The Company shall have the right to terminate the employment of Employee hereunder at any time for cause (as used herein, "cause") if:

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                           10.1.1   Employee shall be convicted by a court of
competent and final jurisdiction of any crime (whether or not involving the Company) which constitutes a felony in the jurisdiction involved or otherwise commit acts of morel turpitude in such a manner as to adversely reflect upon the reputation of the Company; or

                           10.1.2   Employee shall commit any act of
embezzlement or similar material dishonest and injurious conduct against the Company; or

                           10.1.3   Employee shall demonstrate reckless
disregard or grossly negligent and injurious conduct in connection with the performance of, or a gross disregard for, his duties and responsibilities under, or assigned pursuant to this Agreement; or

                           10.1.4   Employee is in default in the performance of
his obligations, services or duties under this agreement as may reasonably be requested by the Company's Board of Directors and such default continues for a period of thirty (30) days after written notice to Employee.

         Notwithstanding the foregoing, the Company agrees that it will not be arbitrary or capricious in terminating Employee's employment hereunder for other than good and valid cause which results in material damage to the Company. In the vent there is any dispute between the Company and the Employee concerning the validity of such termination, such matter shall be resolved by binding arbitration in Miami, Florida in accordance with the rules of the American Arbitration Association. The Employee shall continue to receive his regular salary and benefits until such termination has been determined. If the termination was determined to be valid the employee shall reimburse the Company all compensation and benefits received from the date of the termination.

                  10.2 MUTUAL AGREEMENT: Company and Employee may mutually agree to terminate this agreement.


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                           10.2.1   In the event that the employment of Employee
shall be terminated by the Company, Employee shall be entitled to receive his salary then in effect through the date of such termination. Employee shall accept the payments pursuant to this paragraph in full discharge and release of the Company of and from any further obligations under this Agreement. Nothing contained in this paragraph shall constitute a waiver or release by the Company of any rights or claims it may have against the Employee, including, but not limited to, any claims or rights pursuant to the provisions set forth in this Agreement.

                           10.2.2   BY EMPLOYEE: The Employee may terminate this
agreement upon thirty (30) days written notice should the Company be convicted of a crime which constitutes a felony within which the Employee had no knowledge or complicity or should an officer, or Director or Employee be convicted by a crime which constitutes a felony and the Company at the President's request refuses to discharge said Officer, Director or Employee. In the event of the Employee's resignation for the reasons set forth herein, the Company shall continue the Employee's benefits and compensation for a period of twenty four
(24) months or the remaining term of the agreement whichever is less.

                           10.2.3   Employee may terminate his employment with
the Company upon ninety (90) days written notice if the Company would require the Employee to relocate his residence from Atlanta, Georgia to South Florida. In the event of the Employee's resignation for the reasons set forth herein, the Company shall continue the Employee's benefits and compensation for a period of twenty four (24) months or the remaining term of the agreement, whichever is less.

         11. BEST EFFORTS OF EMPLOYEE: The Employee agrees that Employee will, at all times, faithfully, industriously and to the best of his ability, experience and talents, perform all of the

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express and implicit terms hereof, to the reasonable satisfaction of the Company and its Board of Directors. It is understood that the Employee shall devote his full time and effort to the business of the Company and may not render the same or similar services or duties during the term hereof to a business which is the same or similar to that of the Company.

         12.      EMPLOYEE'S LIMITATIONS ON ABILITY TO MAKE COMPANY COMMITMENTS:
The Employee shall have the legal authority to enter into contracts and commitments for and on behalf of the Company. However, the Employee shall not enter into any contract or commitment on behalf of the Company outside of the Company's ordinary course of business which has not been approved by the Company's Board of Directors or is of such material nature that requires Board of Director approval.

         13. TRUST FUNDS: All money belonging to the Company which comes into the possession of Employee shall be received by Employee in trust for the Company and Employee shall immediately deliver said funds to the Company for deposit. All of such funds shall be considered "Trust Funds".

         14. COVENANTS, REPRESENTATIONS AND WARRANTIES OF EMPLOYEE: The Employee represents and warrants to the Company as follows:

                  14.1 Employee has the power and authority to enter into this Agreement and perform its duties hereunder.

                  14.2 Employee shall use his best efforts to comply with all laws, regulations, rules and ordinances pertaining to the Company's business.

                  14.3 Employee shall weekly, or at such other interval designated by the Company, deliver to the Chairman of the Board of the Company and its Parent, activity reports of the Company in such form as prescribed by the Company.

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         15.      RESTRICTIVE COVENANTS:

                  15.1 Employee recognizes and acknowledges that as a consequence of his duties hereunder, Employee will be provided access to or will come in contact with confidential information of or regarding the Company and its parent, Finantra Capital, Inc., from time to time. Accordingly, Employee agrees that he will not, during or for a period of 18 months after the term of his employment except with prior written consent of the Company, disclose any confidential information relating to the Company or its Parent. The provisions of this section shall not apply to information which Employee is required to disclose by law or by order a court of competent jurisdiction but only to the extent required by law or by order and when reasonably possible, only if Employee shall give the Company prior notice of such intended disclosure so that the Company has the opportunity to seek a protective order if it deems such appropriate.

                  15.2 As used in this Agreement, "confidential information" shall mean and include studies, plans, reports, records, promotional materials, agreements, memoranda, documents, information related to Company activities, systems, finances, client lists, research data, personnel data, financing sources, and such other related information not of a public knowledge.

                  15.3 It is agreed by the Employee that should be violate the provisions of this section, the Company shall have the right to obtain an Order from a court of competent jurisdiction enjoining him from violating any and all of the provisions of this section or of this Agreement and the Company's application for such a writ of injunction shall be deemed without prejudice to any all other rights, remedies or actions which may accrue in favor of the Company as a result of the Employee's breach of this provision or of the terms of this Agreement. In the event the Company is required to institute any litigation concerning the terms and conditions of this section or of this

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Agreement, the prevailing party shall be entitled to reimbursement of all reasonable attorney's fees and costs at both the trial and the appellate court level. The Employee further agrees that in the event of litigation venue shall only be proper in Broward County, Florida.

         16. NOTICES: All notices, requests, demands, waivers, consents, approvals or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when received if delivered personally or by recognized overnight carrier, or three (3) days after being sent if sent by certified or registered mail, postage prepaid, return receipt requested, to the following addresses:

                  If to the Company:        Finantra Capital, Inc.
                                            Attention: Robert D. Press
                                            150 S. Pine Island Road, Suite 500
                                            Plantation, Florida 33324

                  With a copy to:           Maynard J. Hellman, Esq.
                                            150 S. Pine Island Road, Suite 500
                                            Plantation, Florida 33324

                  If to the Employee:       Charles Litt

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                  Any party may by notice change the address to which notice or other communications to it are to be delivered or mailed.

         17.      MISCELLANEOUS PROVISIONS:

                  17.1 CAPTIONS AND PARAGRAPH HEADINGS: Captions and paragraph headings contained in this Contract are for convenience and reference only and in no way define, describe, extend or limit the copy or intent of this Contract nor the intent of any provision hereof.

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                  17.2     COUNTERPARTS: This Contract may be executed in one or
more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Contract.

                  17.3 BINDING EFFECT: This Contract shall enure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. However, under no circumstances shall this Contract be assignable by Employee.

                  17.4 ENTIRE AGREEMENT This Contract constitutes the entire understanding agreement between the parties and may not be changed, altered or modified, except by an instrument in writing signed by all parties against whom and enforcement of such Contract would be sought. In the event any provision of this Contract shall be determined by appropriate judicial authority to be illegal or otherwise invalid, such provisions, shall be given its nearest legal meaning or be construed or deleted as such authority determines. The remainder of this Contract shall be construed to be in full force and effect. This Contract shall not be modified unless said modification is in writing and signed by the party to be charged.

                  17.5 GOVERNING LAW AND VENUE: This Contract shall be construed and interpreted according to the laws of the State of Florida. Venue for any litigation hereunder shall be in Dade County, Florida.

                  17.6 JOINT PREPARATION: The preparation of this Contract has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial constructions, be construed more severely against one of the parties than the other.

                  17.7 ATTORNEY'S FEES: In the event of any litigation arising out of or relating to this Contract, the unsuccessful party in such litigation shall pay to the successful party all costs and

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expenses incurred therein by the successful party, including, without limitation, reasonable attorney's fees and costs at the trial and appellate court level.

         IN WITNESS WHEREOF, the parties have hereunto set theirs hands and seals this 16th day of May, 1999.

                                         FINANTRA CAPITAL, INC.

                                         By: /s/ ROBERT D. PRESS
                                             ---------------------------------
                                                ROBERT D. PRESS, President

                                         /s/ CHARLES LITT
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                                         CHARLES LITT, Employee



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